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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8) of Maxwell Technologies, Inc. of our report dated September 12, 1997, with respect to the consolidated financial statements of Maxwell Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended July 31, 1997.



                                                ERNST & YOUNG LLP

San Diego, California
September 29, 1997